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                                                                EXHIBIT 10.4(b)



                                AMENDMENT 2003-1

                        TOYOTA MOTOR SALES, U.S.A., INC.

                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN



         The Toyota Motor Sales, U.S.A., Inc. Supplemental Executive Retirement Plan is hereby amended by this Amendment 2003-1, effective January 1, 2003 as follows:

         1. Section 2.4 "Company" is hereby amended in its entirety to read as follows:

         "2.4 'Company' means Toyota Motor Sales, U.S.A., Inc. "Company" shall also mean any corporation that is affiliated with Toyota Motor Sales, USA, Inc. within the meaning of Section 414(b), (c), (m) or (o) of the Internal Revenue Code and which Toyota Motor Sales, USA, Inc. designates as a "Company" hereunder. "Company" currently includes Toyota Motor Credit Corporation and Toyota Motor Insurance Services, Inc."

         2. Section 2.11 "Plan Year" is hereby amended in its entirety to read as follows:

         "2.11 'Plan Year' means the fiscal period commencing each October 1 and ending the following September 30. There was a short Plan Year commencing October 1, 1997 and ending December 31, 1997, and thereafter the Plan Year shall mean the calendar year."

         3. Article V "Vesting of Benefits" is hereby amended by adding the following to the end of the paragraph:

         "If a Participant whose employment was transferred to TMSPS retires from TMSPS, Toyota Material Handling, USA, Inc. or its successor, and such Participant satisfies the other requirements of this Article V (including, but not limited to, the requirement that the Participant's Separation from Service occur pursuant to an agreement as described in this Article V), then such Participant shall be vested under this Plan."

         4. Section 6.2 is hereby amended in its entirety to read as follows:

                  "(a) Single Life Annuity. The normal form of payment under the Plan for a Participant who is not married on the date of his or her Separation from Service shall be a single life annuity providing monthly payments for the life of the Participant, and under which all benefit payments cease as of the date of death of the Participant.

                  (b) Unreduced Joint and Survivor Annuity.


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                           (i) The normal form of benefit payable to a
                  Participant who is an Officer, Group Vice President or Vice President and lawfully married to a spouse on the date of his or her Separation from Service and who has been continuously married to such spouse throughout the twelve (12) month period ending on the Participant's date of Separation from Service shall be an unreduced fifty percent (50%) joint and survivor annuity, providing monthly payments during such Participant's life in the same amount as the monthly amount payable under the single life annuity form, and providing continued monthly payments after the Participant's death to the spouse to whom the participant is married on the date of his or her Separation from Service. Each such continued monthly payment payable to the surviving spouse after the Participant's death shall be fifty percent (50%) of the monthly payment amount payable during the Participant's lifetime. Such continuing payments shall continue during the life of the surviving spouse and shall cease on the date of death of such surviving spouse.

                           (ii) A Participant whose benefit payments commence on
                  or after January 1, 2000 and who is entitled to an unreduced fifty percent (50%) joint and survivor annuity under this subsection (b) shall be entitled to elect, in the alternative, a subsidized seventy-five percent (75%) or one hundred percent (100%) joint and survivor annuity. The subsidy with respect to the seventy-five percent (75%) or one hundred percent (100%) joint and survivor annuity shall be determined as follows:
                  First, the percentage difference between the monthly amount of the unreduced fifty percent (50%) joint and survivor annuity under this subsection and the monthly reduced fifty percent (50%) joint and survivor annuity that would be payable under subsection (c) if it were applicable to the Participant shall be calculated. Second, the monthly seventy-five percent (75%) or one hundred percent (100%) joint and survivor annuity shall be preliminarily calculated as a reduced amount by reducing the single life annuity by application of the same reduction factors as are applied for purposes of determining such reduction under the Qualified Pension Plan. Third, such preliminary amount shall be increased by the percentage difference between the unreduced and reduced the fifty percent (50%) joint and survivor annuity calculated under the first step, above. The subsidy shall not apply to any other optional form of benefit available hereunder.

                  (c) Reduced Joint and Survivor Annuity. The normal form of benefit payable to a Participant who is not an Officer, Group Vice President or Vice President, or who is lawfully married to a spouse on the date of his or her Separation from Service but who has not been continuously married to such spouse throughout the twelve (12) month period ending on the Participant's date of Separation from Service shall be a reduced fifty percent (50%) joint and survivor annuity, providing reduced monthly payments during such Participant's life, and providing continued monthly payments after the Participant's death to the spouse to whom the participant is married on the date of his or her Separation from Service. Such a Participant shall be entitled to elect, in the alternative, a reduced seventy-five percent (75%) or a reduced one hundred percent (100%) joint and survivor annuity. Each such continued monthly payment payable to the surviving spouse shall be

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         fifty percent (50%), seventy-five percent (75%) or one hundred percent
         (100%), as applicable, of the monthly payment amount payable during the Participant's lifetime. The reduction in the Participant's monthly benefits shall be determined by application of the same reduction factors as are applied for purposes of determining such reduction under the Qualified Pension Plan. Such continuing payments shall continue during the life of the surviving spouse and shall cease on the date of death of such surviving spouse.

                  (d) Request for Optional Forms. A Participant may request the Committee to cause such Participant's benefits to be paid in another optional form provided from time to time under the Qualified Pension Plan, provided, however, that no such optional form shall reflect any actuarial subsidy attributable to the subsidy provided in Section 6.2(b) hereof. The payment form hereunder shall be the same as the payment form under the Qualified Pension Plan."

         5. Section 7.1 "Death Benefit" is hereby amended in its entirety to read as follows:

         "7.1 DEATH BENEFIT

                  In the event of the death of a Participant who is lawfully married to a spouse on the date of the Participant's death, a death benefit shall be payable to such surviving spouse. Such benefit shall consist of monthly payments, each of which is equal to the monthly amount that would have been paid to such spouse (a) had the Participant's Separation from Service occurred on the later of (i) the Participant's date of death, or (ii) the date on which the Participant's SERP Calculated Age would have equaled at least age fifty-five (55), (b) had the Participant's benefit commenced to be paid in the applicable payment form provided in Section 6.2, and (c) had the Participant's death occurred immediately after such commencement of benefits. For any death occurring on or after January 1, 2000, the applicable payment referred to above shall be the one hundred percent (100%) joint and survivor annuity, and, in the event of the death of a Participant for whom Section 6.2(b) is applicable, shall include the subsidy applicable to the one hundred percent (100%) joint and survivor annuity under section 6.2(b). Such death benefit shall begin to be paid as soon as practicable after the latest of (a) the Participant's date of death, (b) the date on which the Participant's SERP Calculated Age equals at least age fifty-five (55), and (c) the date on which such benefit applications, releases, and other documents as the Committee may require to be given are received by the Committee in form and manner satisfactory to the Committee. Death benefit payments shall cease as of the date of death of the spouse receiving such payments. No benefit shall be payable to any person other than a spouse described in the first sentence of this Section 7.1. This Plan shall not give effect to disclaimers, whether made under state or federal law. In the event of a death on or after January 1, 2003 of a Participant who is not lawfully married to a spouse on the date of the Participant's death, the beneficiary named by the Participant shall be eligible to receive one hundred twenty (120) monthly payments, each of which is equal to the monthly amount that would have been paid to such beneficiary (a) had the Participant's Separation from Service occurred on the later of
         (i) the Participant's date of death, or (ii) the date on which the Participant's SERP Calculated Age would have equaled at least age fifty-five (55), (b) had the


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         Participant's benefit commenced to be paid as a ten- (10-) year certain annuity (reduced according to the same reduction factors as are applied for purposes of determining such reduction under the Qualified Pension
         Plan), and (c) had the Participant's death occurred immediately after such commencement of benefits."

         6. Article VIII "Right to Terminate or Modify Plan" is hereby amended in its entirety to read as follows:

                  "By action of the Executive Committee of Toyota Motor Sales, U.S.A., Inc., Toyota may modify or terminate this Plan without further liability to any Eligible Employee or former employee or any other person. Notwithstanding the preceding provisions of this Article VIII, except as expressly required by law, this Plan may not be modified or terminated as to any Participant in a manner that adversely affects the payment of benefits in pay status, or that reduces the benefit calculated under Article IV with respect to the Participant's SERP Years of Service, SERP Pay, estimated Primary Social Security Benefits and Toyota Pension Plan Benefit through the date of modification or termination, except that in the event of the termination of the Plan as to all Participants, this Plan may in the sole discretion of the Executive Committee of said Board be modified to accelerate payment of benefits to Participants. Upon termination of the Plan, the benefit earned through the date of calculation (calculated according to Article IV using the Participant's SERP Years of Service, SERP Pay, estimated Primary Social Security Benefits and Toyota Pension Plan Benefit as of the date of termination) shall be fully vested."


         IN WITNESS WHEREOF, Toyota Motor Sales, U.S.A., Inc. has caused this instrument to be executed by its duly authorized officer this 1st day of January 2003.



                                               TOYOTA MOTOR SALES, U.S.A., INC.



         DATE: January 1, 2003                  By:   /s/ Dian Ogilvie
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                                               Its:   Group Vice President
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